Exhibit 10.1

AMENDMENT NUMBER One
TO LEASE BETWEEN
GATEWAY REALTY TRUST
AND
Acer Therapeutics Inc.

THIS AMENDMENT made this March 5, 2019 between Commonwealth Development LLC (formerly Commonwealth Development Group LLC), as TRUSTEE of the GATEWAY REALTY TRUST, a Massachusetts nominee trust, under an Amended and Restated Declaration of Trust dated as of November 30, 1998 (amending and restating a Declaration of Trust dated March 1, 1968, recorded with Middlesex County (South) Registry of Deeds (the “Registry”) in Book 11478, Page 134, as amended) and recorded with the Registry in Book 29595, Page 469 as affected by trustee appointments and resignations recorded with the Registry in Book 31343 at Pages 596-598 and Book 31847 at Page 3, as amended, and having offices at One Gateway Center, Newton, Massachusetts 02458 (“Landlord”), and Acer Therapeutics Inc., a Delaware corporation, with offices located in Newton, Massachusetts (“Tenant”).

WITNESSETH THAT,

WHEREAS, by Lease dated March 6, 2018, (as may be amended from time to time, the "Lease"), Landlord demised and leased to Tenant approximately 2,760 rentable square feet on the third floor of Landlord's building (the “Building”) known as One Gateway Center in Newton, Massachusetts.

WHEREAS, the Landlord and Tenant desire to amend the Lease as follows.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Landlord and Tenant agree that the Lease shall be and hereby is amended in the following respects:

1.	In Article 1.0, “REFERENCE DATA”, the definition of the defined term “Term Expiration Date:” shall be amended to read as follows: "May 31, 2022"
2.

The “Existing Space” shall be approximately 2,760 rentable square feet on the third floor of the Building.  The Existing Space is currently occupied by Tenant.  The “Amendment One Expansion Space” shall be approximately 1,600 square feet of rentable area, also on the third floor of the Building.  The Amendment One Expansion Space is shown on Exhibit A attached to this Amendment.  Effective on the “Amendment One Inclusion Date” (as defined below), Exhibit A to the Lease shall (in addition to the Existing Space identified in existing Exhibit A to the Lease) include Exhibit A attached to this Amendment (identifying the Amendment One Expansion Space).

3.

Landlord shall Substantially Complete certain work in the Amendment One Expansion Space in accordance with the Work Letter attached hereto as Exhibit B (the “Work”).  Exhibit B is hereinafter referred to as the “Work Letter”.  “Substantially Complete” shall mean that Landlord has completed the Work to the extent that there remain to be done in the Amendment One Expansion Space only so-called punch list items such as minor details of construction and minor mechanical adjustments and such other items which do not materially adversely interfere with Tenant's use of or access to the Amendment One Expansion Space for the permitted Use of the Premises.  Landlord shall work with reasonable diligence to Substantially Complete the Work prior to June 1, 2019 (the “Target Completion Date”).  Failure on the part of Landlord to Substantially Complete the Work by the Target Completion Date shall not constitute a breach or default on the part of Landlord under the Lease or give rise to any claim of damage or expenses of any kind against Landlord by Tenant.

If the Work is not Substantially Complete or Landlord is otherwise unable to deliver possession of the Amendment One Expansion Space by the Target Completion Date as a result of (i) delays caused by Tenant (“Tenant Delays”), including, without limitation, Tenant requested changes to the scope of work, design, finishes or other specifications set forth in the Work Letter or Tenant’s failure to respond in a timely manner to Landlord’s inquires related to the Work or Tenant’s failure to timely cooperate and coordinate as required pursuant to the immediately preceding grammatical paragraph or (ii) force majeure delays (“Force Majeure Delays”), including, without limitation, delays relating to strikes, labor difficulties, difficulties in obtaining materials, fire, governmental regulations, the failure of existing tenants to vacate and or any other circumstances beyond Landlord's reasonable control, then the Target Completion Date shall be postponed.

In the event and to the extent the Target Completion Date is postponed as a result of Force Majeure Delays, the Term Expiration Date, the schedule of Annual Base Rent and the schedule of Annual Electricity Charge shall be to equitably adjusted to reflect such delays. With respect to such adjustment, “equitable” shall be deemed to mean (i) the Term Expiration Date is adjusted such that the Term Expiration Date is the last day of the 36th full month after the month during which the actual later Amendment One Inclusion Date occurs and (ii) the dates in the schedule of Annual Base Rent are correspondingly adjusted to reflect such later Term Expiration Date.

4.

The “Amendment One Inclusion Date” shall be June 1, 2019 or any sooner date that Landlord shall have Substantially Completed the Work (or would have Substantially Completed the Work in the absence of Tenant Delays) and provided written notice of such sooner date to Tenant, or any later date that Landlord shall have Substantially Completed the Work (or would have Substantially Completed the Work in the absence of Tenant Delays) and provided written notice of such later date to Tenant.

5.

Effective from and after the Amendment One Inclusion Date, the Premises shall include the Existing Space and the Amendment One Expansion Space, a total of approximately 4,360 square feet of rentable area on the third floor of the Building.

6.

Effective from and after the Amendment One Inclusion Date, the definition of the defined term “Premises:” in Article 1.0, "REFERENCE DATA" shall be amended to read:

“Approximately 4,360 square feet of rentable area (the calculation of “rentable” area includes an allocation of the Building’s common areas) on the third floor of the Building, as more fully described in the Article of this Lease entitled “DESCRIPTION OF PREMISES”.”

7.

Notwithstanding anything to the contrary contained in the Lease, with respect to the Existing Premises and the period beginning June 1, 2019, Tenant shall pay Annual Base Rent in accordance with the following table:

8.

Notwithstanding anything to the contrary contained in the Lease, in addition to the Annual Base Rent due with respect to the Existing Premises, effective from the Amendment One Inclusion Date, Tenant shall pay Annual Base Rent with respect to the Amendment One Expansion Space in accordance with the following table:

9.

In Article 1.0, “REFERENCE DATA”, the definition of the defined term “Security Deposit:” shall be amended to read:

$28,960.00

Upon execution of this Amendment, Tenant shall deposit with Landlord such additional funds as may be required to bring the Security Deposit held by Landlord to such amount.

10.

Effective from and after the Amendment One Inclusion Date, the definition of the defined term, “Tenant's Proportionate Share of Operating Expenses:”, in Article 1.0 of the Lease, "REFERENCE DATA" shall be amended to read:

“2.74%”

11.

Effective from and after the Amendment One Inclusion Date, the definition of the defined term, “Tenant's Proportionate Share of Real Estate Taxes:”, in Article 1.0 of the Lease, "REFERENCE DATA" shall be amended to read:

“2.51%”

12.

Effective from and after the Amendment One Inclusion Date, the definition of the defined term, “Parking Spaces:”, in Article 1.0 of the Lease, “REFERENCE DATA”, shall be amended to read:

“9 Spaces in the Parking Areas”

13.

Tenant represents and warrants that, with respect to this Amendment, it has not directly or indirectly dealt with any broker.  Tenant agrees to save harmless and indemnify Landlord against any claims for a commission or other fee by any broker, person or firm whom the Tenant has dealt with in connection with this Amendment.

14.	Except as herein amended, all terms, conditions, covenants, agreements and provisions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals on the day and year first written above.

GATEWAY REALTY TRUST BY: Commonwealth Development LLC, as Trustee and not individually By _/s/ James A. Magliozzi_______________ James A. Magliozzi, Manager	Acer Therapeutics Inc. By _/s/ Chris Schelling__________________ Name: Chris Schelling Title: CEO and Founder, duly authorized

EXHIBIT A
(LEASE PLAN)

EXHIBIT B
(WORK LETTER)